Exhibit 17(g)
U.S. GOVERNMENT SECURITIES
MONEY MARKET FUND PROSPECTUS
INSTITUTIONAL SHARES

FEBRUARY 29, 2004
















                                                      PROVIDENT RIVERFRONT FUNDS

THE RIVERFRONT U.S. GOVERNMENT SECURITIES MONEY MARKET FUND

PROSPECTUS

INSTITUTIONAL SHARES

FEBRUARY 29, 2004

THE RIVERFRONT U.S. GOVERNMENT SECURITIES MONEY MARKET FUND

INSTITUTIONAL SHARES

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

CONTENTS

Fund Objective, Strategy, Performance and Risks                            1
Principal Risks of the Fund                                                1
Risk Return Bar Chart and Table                                            2
What are the Fund's Fees and Expenses?                                     4
Investment Strategy for the Fund                                           6
Principal Securities in Which the Fund Invests                             7
Principal Risks of Investing in the Fund                                   8
What Do Shares Cost?                                                       9
How is the Fund Sold?                                                      9
How Do I Purchase Shares?                                                  9
How Do I Redeem Shares?                                                   11
Account and Share Information                                             13
Who Manages the Fund?                                                     14
Financial Information                                                     15


NOT FDIC INSURED
MAY LOSE VALUE
NO BANK GUARANTEE

FUND OBJECTIVE, STRATEGY, PERFORMANCE AND RISKS
--------------------------------------------------------------------------------

THE FOLLOWING DESCRIBES THE INVESTMENT OBJECTIVE, PRINCIPAL STRATEGY, PERFORMANCE AND PRINCIPAL RISKS OF THE RIVERFRONT U.S. GOVERNMENT SECURITIES MONEY MARKET FUND ("FUND"). THE FUND OFFERS TWO SEPARATE SHARE CLASSES: INVESTOR A SHARES AND INSTITUTIONAL SHARES. THIS PROSPECTUS APPLIES ONLY TO THE INSTITUTIONAL SHARES ("SHARES").

The Fund is a money market fund that seeks to maintain a stable net asset value ("NAV") of $1.00 per Share.

OBJECTIVE: The Fund's objective is to seek current income from short-term, U.S. government securities while preserving capital and maintaining liquidity.

PRINCIPAL STRATEGY: The Fund pursues its objective by investing solely in obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities, maturing in 397 days or less, and in repurchase agreements secured by such obligations. The dollar-weighted average maturity of the Fund will not exceed 90 days.

The Fund intends to invest in the securities of U.S. government-sponsored entities including the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Banks ("FHLBs"). Not all U.S. government-sponsored entities are backed by the full faith and credit of the United States government. Examples of entities that are not backed by the full faith and credit of the United States government include FHLMC, FNMA and FHLBs. These entities are, however, supported through federal subsidies, loans or other benefits. The Fund may also invest in U.S. government-sponsored entities which are supported by the full faith and credit of the U.S. government, such as the Government National Mortgage Association ("GNMA"). Finally, the Fund may invest in a few governmental entities which have no explicit financial support, but which are regarded as having implied support because the federal government sponsors their activities. Such entities include the Farm Credit System and the Financing Corporation.

PRINCIPAL RISKS OF THE FUND
--------------------------------------------------------------------------------

IN ADDITION TO THE RISKS SET FORTH BELOW THAT ARE SPECIFIC TO AN INVESTMENT IN THE FUND, THERE ARE RISKS COMMON TO ALL MUTUAL FUNDS.

For example, the Fund's Share price may decline and an investor could lose money. Thus, although the Fund seeks to preserve the value of your investment at $1.00 per Share, it is possible to lose money by investing in the Fund. Also, there is no assurance that the Fund will achieve its investment objective. You should be aware that the Shares offered by this prospectus are not deposits or obligations of any bank, including The Provident Bank ("Provident"), are not endorsed or guaranteed by any bank, and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The principal risks associated with an investment in the Fund are Bond Market Risk and Credit Risk. Bond Market Risk is the risk posed by the fact that prices of fixed income securities rise and fall in response to interest rate changes. Credit Risk is the risk posed by the possibility that an issuer will default on a security by failing to pay interest or principal when due.

A complete description of these risks and other risks can be found in "Principal Risks of Investing in the Fund."

RISK RETURN BAR CHART AND TABLE
--------------------------------------------------------------------------------

U.S. GOVERNMENT SECURITIES MONEY MARKET FUND
--------------------------------------------------------------------------------

CALENDAR YEAR TOTAL RETURNS (INSTITUTIONAL SHARES)

2002           2003
1.28%          0.68%

Historically, the Fund has maintained a constant $1.00 net asset value per Share. The bar chart shows the variability of the Fund's Institutional Shares total returns on a calendar year-end basis.

The Fund's shares are sold without a sales charge (load). The total returns displayed above are based upon net asset value.

Within the period shown in the bar chart, the Fund's Institutional Shares highest quarterly return was 0.81% (quarter ended September 30, 2001). Its lowest quarterly return was 0.15% (quarter ended December 31, 2003).

The following table represents the Fund's Institutional Shares Average Annual Total Returns for the calendar periods ended December 31, 2003.

Calendar Period
-----------------------------------------
1 Year                      0.68%
-----------------------------------------
Start of Performance*       1.47%
-----------------------------------------

* THE FUND'S INSTITUTIONAL SHARES START OF PERFORMANCE DATE WAS MAY 2, 2001.

The Fund's 7-Day Net Yield as of December 31, 2003 was 0.61%. Investors may call the Fund at 1-800-424-2295 to acquire the current 7-Day Net Yield.

Past performance is no guarantee of future results. This information provides you with historical performance information so that you can analyze whether the Fund's investment risks are balanced by its potential returns.

WHAT ARE THE FUND'S FEES AND EXPENSES?
--------------------------------------------------------------------------------

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND HOLD INSTITUTIONAL SHARES OF THE FUND.
SHAREHOLDER FEES
Fees Paid Directly From Your Investment
Maximum Sales Charge (Load) Imposed on Purchases
(as a percentage of offering price)                                      None
Maximum Deferred Sales Charge (Load) (as a percentage of original
purchase price or redemption procees, as applicable)                     None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends (and other
Distributions) (as a percentage of offering price)                       None
Redemption Fee (as a percentage of amount redeemed, if applicable)       None
Exchange Fee                                                             None
ANNUAL FUND OPERATING EXPENSES (Before Waivers)
Expenses That are Deducted From Fund Assets
(as a percentage of average net assets)
Management Fee                                                          0.15%
--------------------------------------------------------------------------------
Distribution (12b-1) Fee                                                 None
--------------------------------------------------------------------------------
Shareholder Service Fee                                                  None
--------------------------------------------------------------------------------
Other Expenses                                                          0.34%
--------------------------------------------------------------------------------
Total Annual Fund Operating Expenses                                    0.49%(1)
--------------------------------------------------------------------------------

(1) With respect to the Fund, Total Actual Operating expenses (after anticipated waivers) are based on anticipated expenses for the fiscal year ending December 31, 2004. Total Actual Annual operating expenses (after waivers) were 0.47%, for the fiscal year ended December 31, 2003.

EXAMPLE
--------------------------------------------------------------------------------

This example is intended to help you compare the cost of investing Institutional Shares of the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in each Fund's Institutional Shares for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's Institutional Shares operating expenses are BEFORE WAIVERS as shown in the table remain the same. Although your actual costs may be higher or lower, based on these assumptions your cost would be:

                                             INSTITUTIONAL
                                                SHARES
------------------------------------------------------------------
1 Year                                            $50
------------------------------------------------------------------
3 Years                                          $157
------------------------------------------------------------------
5 Years                                          $274
------------------------------------------------------------------
10 Years                                         $616
------------------------------------------------------------------

INVESTMENT STRATEGY FOR THE FUND
--------------------------------------------------------------------------------

The Fund's investments are governed by Rule 2a-7 (the "Rule") of the Investment Company Act of 1940, as amended ("1940 Act"). The Fund may only invest in U.S. government securities. In accordance with the Rule, the Fund may only invest in securities which are denominated in U.S. dollars, are appropriate to the Fund's objective of maintaining a stable NAV, present minimal credit risks, are diversified at the time of acquisition, when taken together with all other holdings of the Fund, according to the limits of the Rule, and are "Eligible Securities." Eligible Securities under the Rule generally include all U.S. government securities. Provident Investment Advisors, Inc., the Fund's investment adviser ("Adviser"), will increase or decrease the average weighted portfolio maturity of the Fund in response to the Adviser's perceptions regarding current economic and market conditions.

PRINCIPAL SECURITIES IN WHICH THE FUND INVESTS
--------------------------------------------------------------------------------

The following describes the types of securities in which the Fund may invest.

FIXED INCOME SECURITIES
--------------------------------------------------------------------------------
Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities. Fixed income securities are generally subject to bond market risks and credit risks.

A debt security's yield measures the annual income earned on that security as a percentage of its price. A debt security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than its stated principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Debt securities with higher risks generally have higher yields.

The following describes the types of fixed income securities in which the Fund may invest.

         TREASURY SECURITIES

         Treasury securities are direct obligations of the federal government of the United States. Treasury securities are generally regarded as having the lowest credit risk.

         AGENCY SECURITIES

         Agency securities are issued or guaranteed by a federal agency or other government sponsored entity acting under federal authority. Some government entities are supported by the full faith and credit of the United States. Such entities include the GNMA, Small Business administration, Farm Credit System Financial Assistance Corporation, Farmers Home Administration, Federal Financing Bank, General Services Administration, and Washington Metropolitan Area Transit Authority Bonds.

         Other government entities receive support through federal subsidies, loans or other benefits. For example, the U.S. Treasury is authorized to purchase specified amounts of securities issued by FHLBs, FHLMC and FNMA in support of such obligations.

         A few government entities have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. Such entities include the Farm Credit System and the Financing Corporation.

         Investors regard agency securities as having low credit risks, but not as low as Treasury securities.

         REPURCHASE AGREEMENTS

         Repurchase agreements are transactions in which the Fund buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed upon time and price. The repurchase price exceeds the sale price, reflecting the Fund's return on the transaction. This return is unrelated to the interest rate on the underlying security. The Fund will enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed creditworthy by the Adviser.

         The Fund's custodian, or an approved sub-custodian, will generally take possession of the securities subject to repurchase agreements. The Adviser will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price.

         Repurchase agreements are subject to credit risks of the dealer or bank acting as the counterparty.

PRINCIPAL RISKS OF INVESTING IN THE FUND
--------------------------------------------------------------------------------

BOND MARKET RISKS
--------------------------------------------------------------------------------

o Prices of fixed income securities rise and fall in response to interest rate changes for similar securities. Generally, when interest rates rise, prices of fixed income securities fall.

o Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates and is an alternative measure to a security's maturity.

CREDIT RISKS
--------------------------------------------------------------------------------

o Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Fund will lose money.

o Credit risk also includes the possibility that a party to a transaction involving the Fund will fail to meet its obligations. This could cause the Fund to lose the benefit of the transaction or prevent the Fund from selling or buying other securities to implement its investment strategy.

WHAT DO SHARES COST?
--------------------------------------------------------------------------------

You can purchase or redeem Shares any day the New York Stock Exchange ("NYSE") is open. When the Fund receives your transaction request in proper form, it is processed at the next calculated NAV. The NAV for the Fund is determined at the end of regular trading (normally 4:00 p.m. Eastern time) each day the NYSE is open. There is no sales charge when you purchase Shares of the Fund. The NAV for the Fund is expected to be $1.00 per Share.

The value of the Fund's Shares is determined by amortized cost. Under this method, portfolio instruments are valued at the acquisition cost as adjusted for amortization of premium or accretion of discount rather than at current market value.

o The required minimum initial investment for Institutional Shares is $1,000,000.

o  There is no minimum amount required for subsequent investments.

HOW IS THE FUND SOLD?
--------------------------------------------------------------------------------

The Fund offers two share classes: Investor A Shares and Institutional Shares, each representing interests in a single portfolio of securities. This prospectus relates only to the Institutional Shares. Each Share class has different expenses, which affect their performance. Contact your investment professional or call 1-800-424-2295 for more information concerning the Fund's Investor A Shares.

The Fund's principal underwriter, Edgewood Services, Inc. ("Distributor"), a subsidiary of Federated Investors, Inc., markets the Institutional Shares described in this prospectus to institutions, such as banks, fiduciaries, custodians of public funds, savings associations and credit unions, directly or through investment professionals, including customers of Provident. The Distributor and its affiliates may pay out of their assets certain amounts (including items of material value) to investment professionals for marketing and servicing Shares.

HOW DO I PURCHASE SHARES?
--------------------------------------------------------------------------------

Shares of the Fund may be purchased through an investment professional or directly from the Fund.

The Fund reserves the right to reject any request to purchase Shares.

THROUGH AN INVESTMENT PROFESSIONAL
--------------------------------------------------------------------------------

o  Establish an account with the investment professional; and

o If you submit your purchase order to the investment professional before 4:00 p.m. (Eastern time) you will receive that day's dividend if the investment professional forwards the order to the Fund before 4:00 p.m. (Eastern time) and the Fund receives payment by 5:00 p.m. (Eastern time). If your order and/or payment is received after these times, you will be entitled to the next day's dividend. You will become the owner of Shares and receive dividends when the Fund receives your payment.

Investment professionals should send payments according to the instructions in the sections "By Wire" or "By Check."

DIRECTLY FROM THE FUND
--------------------------------------------------------------------------------

To establish your account with the Fund:

o  Submit a completed account application; and

o  Send your payment to the Fund by Federal Reserve wire or by check.

You will become the owner of Shares and your Shares will be priced at the next calculated NAV after the Fund receives your wire or your check. If your check does not clear, your purchase will be canceled and you could be liable for any losses or fees the Fund or its transfer agent incurs.

After establishing an account, you may place an order by calling the Fund and the Shares will be priced at the next calculated NAV after the Fund receives the order.

BY WIRE
--------------------------------------------------------------------------------

You or your investment professional must telephone Provident at 1-800-424-2295 and provide the following information:

o  your name, address, telephone number and tax identification number;
o  the dollar amount of the wire;
o  the name of the institution wiring the funds.

Provident will provide you with a Fund account number.

      Then, send your wire to:

      The Provident Bank
         Cincinnati, OH
         ABA: 042000424
         Mutual Fund Services
         Account 0895-261
         For Further Credit to: (Fund and Class of Shares Name) of The Provident Riverfront Funds
         Fund Account Number
         Account Name

You cannot purchase Shares by wire on holidays when wire transfers are restricted.

BY CHECK
--------------------------------------------------------------------------------

Make your check payable to the Fund and mail it together with a completed account application to:

         The Provident Riverfront Funds
         c/o The Provident Bank
         Mutual Fund Services
         P.O. Box 14967
         Cincinnati, OH 45250-0967

If you have already established an account with the Fund you do not need to mail an account application, but must note your account number on the check.

If you send your check by a PRIVATE COURIER OR OVERNIGHT DELIVERY SERVICE that requires a street address, send it to:

         The Provident Bank
         Shareholder Services MS 668-D
         309 Vine Street
         Cincinnati, OH 45202

Payment should be made in U.S. dollars and drawn on a U.S. bank. The Fund will not accept third-party checks (checks originally made payable to someone other than the Fund). Orders by mail are considered received when payment by check is converted into federal funds (normally the business day after the check is received) and Shares begin earning dividends the next day.

Shares of the Fund may be purchased through electronic funds transfer ("EFT"). See your account application for details.

HOW DO I REDEEM SHARES?
--------------------------------------------------------------------------------

The Fund redeems Shares at its NAV next calculated after the Fund receives the redemption request in proper form. Shares may be redeemed through an investment professional or directly from the Fund by mail or by telephone.

BY MAIL
--------------------------------------------------------------------------------

Send your written redemption request including your name, the Fund's and Class of Shares' name, your account number and the Share or dollar amount requested to:

         The Provident Riverfront Funds
         c/o The Provident Bank
         Mutual Fund Services
         P.O. Box 14967
         Cincinnati, OH 45250-0967

BY TELEPHONE
--------------------------------------------------------------------------------

If you have completed the proper authorization form on your account application, you may also redeem Shares by calling the Fund at 1-800-424-2295. The dollar amount of the telephone redemption may not exceed $50,000.

Your telephone instructions may be recorded. If the Fund does not follow reasonable procedures, it may be liable for losses due to unauthorized or fraudulent telephone instructions.

Redemptions by telephone will only be permitted if the address and bank account of record have been the same for at least 30 days.

If your account is through an investment professional, contact your investment professional for instructions on how to redeem Shares.

SIGNATURE GUARANTEES
--------------------------------------------------------------------------------

You must have a signature guarantee on written redemption requests when:

o  you are requesting a redemption of $50,000 or more;
o you want the proceeds from a redemption to be sent to an address other than the one you have on record with the Fund (or to an address of record which has been changed within the last 30 days); or
o you want the redemption proceeds payable to someone other than the shareholder of record.

Your signature can be guaranteed by any federally insured financial institution (such as a bank or credit union) or a broker-dealer that is a domestic stock exchange member, but not by a notary public.

LIMITATIONS ON REDEMPTION PROCEEDS
--------------------------------------------------------------------------------

Redemption proceeds normally are mailed within one business day after receiving a request in proper form. However, payment may be delayed up to seven days:

o  to allow your purchase payment to clear; or
o  during periods of market volatility.

REDEMPTION IN KIND
--------------------------------------------------------------------------------

Although the Fund intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Fund's portfolio securities subject to certain limitations.

ACCOUNT AND SHARE INFORMATION
--------------------------------------------------------------------------------

ACCOUNT ACTIVITY
--------------------------------------------------------------------------------

You will receive periodic statements reporting all account activity, including dividends and capital gains paid.

SHARE CERTIFICATES
--------------------------------------------------------------------------------

The Fund does not issue share certificates.

DIVIDENDS AND CAPITAL GAINS
--------------------------------------------------------------------------------

The Fund declares any dividends daily and pays them monthly to shareholders. If you purchase Shares by wire, you begin earning dividends on the day your wire is received, provided you have notified the Fund prior to 4:00 p.m. (Eastern time) and the Fund receives your wire prior to 5:00 p.m. (Eastern time). If you purchase Shares by check, you begin earning dividends on the business day after the Fund receives your check. If you redeem Shares of the Fund by phone prior to 12:00 noon (Eastern time), you will not receive that day's dividend and redemption proceeds will generally be sent that day. If you redeem Shares of the Fund by phone after 12:00 noon (Eastern time), you will receive that day's dividend but redemption proceeds will not generally be sent until the next business day.

The Fund does not expect to realize any capital gains or losses. If capital gains or losses were to occur, they could result in an increase or decrease in dividends. The Fund pays any capital gains at least annually.

Your dividends will be automatically reinvested in additional Shares, unless you elect cash payments.

ACCOUNTS WITH LOW BALANCES
--------------------------------------------------------------------------------

Due to the high cost of maintaining accounts with low balances, accounts may be closed if redemptions or exchanges cause the account balance to fall below $500,000. Before an account is closed, the shareholder will be notified and allowed 45 days to purchase additional Shares to increase the balance to over $500,000.

TAX INFORMATION
--------------------------------------------------------------------------------

The Fund sends you an annual statement of your account activity to assist you in completing your federal, state and local tax returns. Fund distributions of dividends and capital gains are taxable to you, whether paid in cash or reinvested in the Fund. Dividends are taxable as ordinary income.

Fund distributions are expected to be primarily dividends.

Please consult your tax adviser regarding your federal, state and local tax liability.

WHO MANAGES THE FUND?
--------------------------------------------------------------------------------

The Board of Trustees ("Board") governs the Fund. The Board selects and oversees the Adviser. The Adviser manages the Fund's assets, including buying and selling portfolio securities. The Adviser's address is One East Fourth Street, Cincinnati, Ohio 45202.

The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 and is a subsidiary of Provident Financial Group, Inc., a bank holding company located in Cincinnati, OH with approximately $2.2 billion in managed assets as of December 31, 2003. The Adviser, or its affiliate, The Provident Bank (former Adviser to the Funds), has provided investment advisory services to individual and corporate trust accounts since 1902.

The Adviser manages the Fund by an investment team approach.

For its services under the Advisory Contract for the fiscal year ended December 31, 2003, the Adviser received an advisory fee from the Fund, which was paid monthly at the annual rate of 0.15% of the Fund's average net assets. The Adviser may voluntarily choose to waive a portion of its fee or reimburse the Fund for certain operating expenses.

FINANCIAL INFORMATION

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The Financial Highlights will help you understand the Fund's financial performance for its past five fiscal years, or since inception, if the life of the Fund is shorter. Some of the information is presented on a per share basis. Total returns represent the rate an investor would have earned (or lost) on an investment in the Fund, assuming reinvestment of any dividends and capital gains.

The Financial Highlights for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, whose report, along with the Funds' audited financial statements, is included in the Annual Report. The Financial Highlights presented for periods prior to December 31, 2003 were audited by other auditors whose report dated February 10, 2003 expressed an unqualified opinion on the Financial Highlights.

                                             NET REALIZED                                                      DISTRIBUTIONS
                                                 AND                                                             FROM NET
                                              UNREALIZED                                                         REALIZED
                                            GAIN (LOSS) ON                                   DISTRIBUTIONS       GAIN ON
                 NET ASSET     (B)NET        INVESTMENTS                    DISTRIBUTIONS     IN EXCESS OF     INVESTMENTS
                   VALUE,     INVESTMENT     AND FOREIGN      TOTAL FROM      FROM NET            NET          AND FOREIGN
 YEAR ENDED      BEGINNING     INCOME         CURRENCY        INVESTMENT     INVESTMENT        INVESTMENT       CURRENCY
 DECEMBER 31,    OF PERIOD     (LOSS)       TRANSACTIONS      OPERATIONS       INCOME           INCOME        TRANSACTIONS
----------------------------------------------------------------------------------------------------------------------------
 U.S. GOVERNMENT SECURITIES MONEY MARKET FUND--INSTITUTIONAL SHARES
 2001(a)         $1.000         0.020           0.000           0.020          (0.020)           0.000            0.000
 2002            $1.000         0.013           0.000           0.013          (0.013)           0.000            0.000
 2003            $1.000         0.007           0.000           0.007          (0.007)           0.000            0.000

(a) Reflects operations for the period from May 2, 2001 (date if initial public investment) to December 31, 2001.
(b) Per share information is based on average outstanding shares.
(c) This voluntary expense decrease is reflected in both the expense and net investment income ratios.
(d) Reflects a cumulative total return since inception.
(e) Computed on annualized basis.


 Further information about the Fund's performance is contained in the Fund's Annual Report, dated December 31, 2003, which can be obtained free of charge.

--------------------------------------------------------------------------------

                                                      RATIOS TO AVERAGE NET ASSETS
                                              ---------------------------------------------
                  NET                                              NET
                 ASSET                                         INVESTMENT
                 VALUE,                                          INCOME       (C)EXPENSE        NET ASSETS,
    TOTAL        END OF           TOTAL                        (OPERATING       WAIVER/       END OF PERIOD        PORTFOLIO
 DISTRIBUTIONS   PERIOD          RETURN         EXPENSES          LOSS)      REIMBURSEMENT    (OOO OMITTED)      TURNOVER RATE
----------------------------------------------------------------------------------------------------------------------------
    (0.020)      $1.000         1.97%(d)        0.46%(e)        2.95%(e)       0.00%(e)          $25,976          N/A
    (0.013)      $1.000         1.28%           0.47%           1.26%          0.00%             $46,505          N/A
    (0.007)      $1.000         0.68%           0.50%           0.71%          0.01%             $38,414          N/A

Further information about the Fund's performance is contained in the Fund's Annual Report, dated December 31, 2003, which can be obtained free of charge.

THE RIVERFRONT U.S. GOVERNMENT
SECURITIES MONEY MARKET FUND


Institutional Shares



A PORTFOLIO OF THE PROVIDENT RIVERFRONT FUNDS
(FORMERLY THE RIVERFRONT FUNDS)

A Statement of Additional Information ("SAI") dated February 29, 2004, is incorporated by reference into this prospectus. Additional information about the Fund and its investments is contained in the Fund's SAI and Annual and Semi-Annual Reports to shareholders as they become available. To obtain the SAI, Annual Report, Semi-Annual Report and other information without charge, and to make inquiries, call 1-800-424-2295.

You can obtain information about the Fund (including the SAI) by writing to or visiting the SEC's Public Reference Room in Washington, DC. You may also access Fund information from the EDGAR Database on the SEC's Internet site at http://www.sec.gov. You can obtain copies of this information by contacting the SEC by email at publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, DC 20549-0102, and paying copying fees. Call 1-202-942-8090 for information on the Public Reference Room's operations and copying fees.











SEC File No. 811-6082

                               INVESTMENT ADVISER
                       Provident Investment Advisors, Inc.
                          One East Fourth Street, 318B
                             Cincinnati, Ohio 45202





                                   DISTRIBUTOR
                             Edgewood Services, Inc.
                              5800 Corporate Drive
                            Pittsburgh, PA 15237-7002





                        FOR ADDITIONAL INFORMATION CALL:
                              Mutual Fund Services
                                 1-800-424-2295
                             www.riverfrontfunds.com







                           Provident Riverfront Funds







25204 (2/04)
744037854